Exhibit 10.50

                                    GUARANTY


         MIM Corporation, a Delaware corporation ("Guarantor"), for value received, hereby guarantees to Bar-Marc Realty, LLC ("Landlord") the full and punctual payment and performance when due of all obligations of Vitality Home Infusion Services, Inc. ("Tenant") to Landlord under the Net Lease dated as of the date of this guaranty between Landlord and Tenant of the land and building located at 10 Powerhouse Road, Roslyn Heights, New York (the "Lease"), including, without limitation, the full and prompt payment when due of all fixed annual rent and additional rent payable under the Lease (all of such obligations being referred to, collectively, as the "Obligations"). Each and every default by Tenant under the Lease shall give rise to a separate cause of action under this guaranty, and separate suits may be brought under this guaranty as each cause of action arises.

         This guaranty is a continuing, irrevocable and unconditional guaranty of payment and performance, and, without limitation, is not conditioned or contingent upon any effort to attempt to seek payment or performance from Tenant or upon any other condition or contingency. If Tenant at any time shall fail to pay or perform the Obligations within the applicable notice and cure periods, Guarantor shall promptly upon written notice effect complete payment and performance of the Obligations. Landlord shall not be required to first pursue any right or remedy against Tenant.

         The liability of Guarantor under this guaranty shall not be impaired, abated, diminished, modified or otherwise affected by any event, condition, occurrence, circumstance, proceeding, action or failure to act whatsoever, including, but not limited to: (a) any increase in, or modification, compromise, settlement, adjustment or extension of, the Obligations; (b) any waiver, consent, indulgence, forbearance, lack of diligence, action or inaction on the part of Landlord in enforcing the Obligations; (c) any bankruptcy, insolvency, reorganization, arrangement, or similar proceeding involving or affecting Tenant; (d) the invalidity or unenforceability of the Lease by virtue of the lack of power or authority of Tenant or the person executing such document on behalf of Tenant, to enter into, execute and deliver such document; (e) the actual or purported assignment of Tenant's leasehold estate under the Lease; (f) any failure of Landlord to mitigate the damages resulting from any default by Tenant under the Lease; or (g) any failure by Landlord to draw down upon any security deposit under the Lease.



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         The obligations and liability of Guarantor under this guaranty are independent of the obligations and liability of Tenant. Guarantor may be joined in any action or proceeding commenced by Landlord against Tenant based upon or in connection with the Obligations. Recovery may be had against Guarantor in such an action or proceeding or in an independent action or proceeding without any requirement that Landlord previously or simultaneously assert, prosecute or exhaust any right, power or remedy against Tenant.

         Guarantor shall reimburse Landlord on demand for all costs and expenses (including reasonable attorneys' fees, expenses and court costs) actually incurred by Landlord in enforcing the obligations and liability of Guarantor under this guaranty and the Obligations.

         Except as set forth herein, Guarantor waives (a) all notices that otherwise may be necessary, whether by statute, rule of law or otherwise, to charge Guarantor or to preserve Landlord's rights and remedies against Guarantor under this guaranty, and (b) all defenses that may otherwise be available to it under the law of suretyship and guaranty.

         No right or benefit in favor of Landlord shall be deemed waived, no obligation or liability of Guarantor under this guaranty shall be deemed amended, discharged or otherwise affected, and no provision of this guaranty may be amended, except by an instrument in writing signed by Landlord.

         This guaranty shall be governed by and construed in accordance with the internal laws of the State of New York without giving effect to any choice or conflict of law provision or rule (whether of the State of New York or any other jurisdiction) that would cause the application of laws of any jurisdictions other than those of the State of New York. This guaranty shall be binding upon the successors and assigns of Guarantor and inure to the benefit of the successors and assigns of Landlord.

         Guarantor (a) submits to the exclusive jurisdiction of any state or federal court sitting in Nassau or New York County, New York, in any action or proceeding arising out of or relating to this guaranty, (b) agrees that all claims in respect of such action or proceeding shall be heard and determined in any such court, and (c) agrees not to bring any action or proceeding arising out of or relating to this guaranty in any other court. Guarantor waives any defense of inconvenient forum to the maintenance of any action or proceeding so brought and waives any bond, surety or other security that might be required of any other party with respect thereto.


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         Any notice given to Guarantor under this guaranty shall be in writing and shall be given by hand delivery, receipt acknowledged, or mailed by United States registered or certified mail, return receipt requested, postage prepaid, or by nationally recognized commercial overnight courier, to Guarantor at 100 Clearbrook Road, Elmsford, New York 10523, or to such other address as Guarantor shall specify by delivery of notice as aforesaid to Landlord at c/o Marc Wiener, 2 Madison Place, Jericho, New York 11753, or at such other address as Landlord may specify to Guarantor at Guarantor's then specified address. Notices shall be deemed given when received or delivery is refused.


         Guarantor represents and warrants that it is the owner of all of the issued and outstanding stock of Tenant. Guarantor represents and warrants that this guaranty has been duly authorized by all necessary corporate action on the part of Guarantor and is binding and enforceable on Guarantor in accordance with its terms.



                                               MIM Corporation


                                               By:
                                                  -----------------------------
                                                  Name:
                                                  Title:


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

STATE OF NEW YORK )
                  : ss.
COUNTY OF NEW YORK)


         On the ____ day of January in the year 2002 before me, the undersigned, personally appeared ______________________________, personally known to me or proved to me on the basis of satisfactory evidence to be the individual(s) whose name(s) is (are) subscribed to the within instrument and acknowledged to me that he/she/their signature(s) on the instrument, the individual(s), or the person upon behalf of which the individual(s) acted, executed the instrument.


                                                   -----------------------------
                                                   Notary Public


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